               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                           FORM 8-K


      CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



               Date of report: October 3, 1995



                        USAir Group, Inc.
                (Commission file number: 1-8444)

                               and

                           USAir, Inc.
                (Commission file number: 1-8442)
   (Exact names of registrants as specified in their charters)



        Delaware                       USAir Group, Inc. 54-1194634
(State of Incorporation                USAir, Inc.       53-0218143
  of both registrants)        (I.R.S. Employer Identification Nos.)



                        USAir Group, Inc.
             2345 Crystal Drive, Arlington, VA 22227
            (Address of principal executive offices)
                         (703) 418-5306
                 (Registrant's telephone number)



                           USAir, Inc.
             2345 Crystal Drive, Arlington, VA 22227
            (Address of principal executive offices)
                         (703) 418-7000
                 (Registrant's telephone number)



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Item 5.   Other Events

     On October 2, 1995, USAir Group, Inc. (the "Company") disseminated a news release announcing that it has had preliminary conversations with both American Airlines and United Airlines concerning possible strategic relationships, up to and including acquisition of USAir.

     The Company noted in the news release that these discussions have been preliminary and that it was not possible at this time to say whether or when they might lead to any relationship with either company, or whether the Company should continue on its present course as an independent entity.


Item 7.   Financial Statements and Exhibits

     (c)  Exhibits

          Designation                   Description
          -----------                   -----------

               99 News release dated October 2, 1995 of USAir Group, Inc., announcing that it has had preliminary convers-ations with both American Airlines and United Airlines concerning pos-sible strategic relationships, up to and including acquisition of USAir.
























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                            SIGNATURES

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly autho-rized.

                               USAir Group, Inc.



Date: October 3, 1995     By: /s/ John W. Harper
                              ---------------------------------
                              John W. Harper
                              Senior Vice President - Finance and
                              Chief Financial Officer


                              USAir, Inc.



Date: October 3, 1995     By: /s/ John W. Harper
                              ---------------------------------
                              John W. Harper
                              Senior Vice President - Finance and
                              Chief Financial Officer


























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                             Exhibit 99


              USAir in Talks With American, United



ARLINGTON, VA., October 2, 1995 -- USAir Group Inc. (the
"Company"), announced today that it has had preliminary conversa-tions with both American Airlines and United Airlines concerning possible strategic relationships, up to and including acquisition of USAir.

To date, these discussions have been preliminary and it is not possible at this time to say whether or when they might lead to any relationship with either company, or whether the Company should continue on its present course as an independent entity.